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                                   EXHIBIT 21
                       SUBSIDIARIES OF CHEMED CORPORATION


                The following is a list of subsidiaries of the Company as of December 31, 1994. Other subsidiaries which have been omitted from the list would not, when considered in the aggregate, constitute a significant subsidiary. Each of the companies is incorporated under the laws of the state following its name. The percentage given for each company represents the percentage of voting securities of such company owned by the Company or, where indicated, subsidiaries of the Company as at December 31, 1994.

                All of the majority owned companies listed below are included in the consolidated financial statements as of December 31, 1994. All 20% to 50%-owned companies listed below are included in the consolidated financial statements on an equity basis, except as noted below.

                Alan Home Health Agency, Inc. (New Jersey, 100% by Patient
                        Care, Inc.)
                Amira Services, Inc. (Florida, 100% by Service America Systems,
                        Inc.)
                Cardinal Paper Company (Oklahoma, 100% by Century Papers, Inc.) Century Papers, Inc. (Texas, 100% by National Sanitary Supply
                        Company)
                Encore Service Systems, Inc. (Florida, 100% by Service America
                        Systems, Inc.)
                Encore Maintenance and Management, Inc. (Florida, 100% by
                        Encore Service Systems, Inc.)
                Jet Resource, Inc. (Delaware, 100%)
                National Home Care, Inc. (New York, 100% by Patient Care, Inc.) National Sanitary Supply Company (Delaware, 88%)
                National Sanitary Supply Development, Inc. (Delaware, 100% by
                        National Sanitary Supply Company)
                Nurotoco of Massachusetts, Inc. (Massachusetts, 100% by
                        Roto-Rooter Services Company)
                Nurotoco of New Jersey, Inc. (Delaware, 80% by Roto-Rooter
                        Services Company)
                OCR Holding Company (Nevada, 100%)
                Omnia, Inc. (Delaware, 100% by OCR Holding Company)
                Patient Care, Inc. (Delaware, 100% by Chemed Corporation) Patient Care Medical Services, Inc. (New Jersey, 100% by
                        Patient Care)
                Roto-Rooter Corporation (Iowa, 100% by Roto-Rooter, Inc.) Roto-Rooter Development Company (Delaware, 100% by Roto-Rooter
                        Corporation)
                Roto-Rooter, Inc. (Delaware, 60%)
                Roto-Rooter Management Company (Delaware, 100% by Roto-Rooter,
                        Inc.)
                Roto-Rooter Services Company (Iowa, 100% by Roto-Rooter, Inc.) RR Plumbing Services Corporation (New York, 49% by Roto-Rooter Services Company; included within the consolidated financial statements as a consolidated subsidiary)
                Service America Systems, Inc. (Florida, 70% by Roto-Rooter,
                        Inc. and 30% by Chemed)
                Tidi Products, Inc. (Delaware, 100% by OCR Holding Company) Unidisco, Inc. (Delaware, 100% by OCR Holding Company)
                The Veratex Corporation (Delaware, 100% by OCR Holding Company)